Term Sheet No. 2014—CMTNG0075 Filed Pursuant to Rule 433 Registration No. 333-192302

Citigroup Inc.
13.5 Month Dow Jones-UBS Grains Sub-Index Total ReturnSM
Index-Linked Notes Due 2015
Summary of Final Terms
February 25, 2014

Issuer:	Citigroup Inc.
Offering:	13.5 Month Dow Jones-UBS Grains Sub-Index Total ReturnSM Index-Linked Notes Due 2015
Sole Underwriter:	Citigroup Global Markets Inc.
Index:	Dow Jones-UBS Grains Sub-Index Total ReturnSM (Bloomberg ticker: DJUBGRTR Index)
Index Sponsors:	Dow Jones / UBS
Principal Amount:	USD 3,000,000
Trade Date:	February 25, 2014
Initial Valuation Date:	February 25, 2014
Issue Date:	March 4, 2014 (Initial Valuation Date + 5 Business Days)
Maturity Date:	The earlier of (i) April 13, 2015 and (ii) Final Valuation Date + 5 Business Days
Final Valuation Date:	The earlier of (i) April 6, 2015 and (ii) the Early Termination Date
Early Termination:	The occurrence of an Early Note Redemption and/or a Trigger Event.
Early Termination Date:	(i) In the case of Early Note Redemption, the Notice Date, or (ii) on the occurrence of a Trigger Event, the Commodity Business Day following such Trigger Event.
Final Payment Date:	Five Business Days after Final Valuation Date
Issue Price:	100% of the Principal Amount
Maturity Redemption Amount:	On the Maturity Date, Issuer shall pay noteholder an amount in USD equal to Principal Amount × [1 + Supplemental Return Amount]
Index Performance:
For any Commodity Business Day,
However, if a Market Disruption is deemed to have occurred on such day, the Index Performance shall be calculated in accordance with the Market Disruption provision described below.

Supplemental Return Amount:	The Supplemental Return Amount may be negative, zero or positive.

Citigroup Inc. has filed a registration statement (including a prospectus and prospectus supplement) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus and prospectus supplement in that registration statement (File No. 333-192302) and the other documents Citigroup has filed with the SEC for more complete information about Citigroup and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and prospectus supplement by calling toll-free 1-800-831-9146.

Index Value (Initial):	116.8079, the closing value of the Index published by the index sponsors or any successor and displayed on Bloomberg Screen page DJUBGRTR <INDEX> on the Initial Valuation Date.
Index Value (Final):	The closing value of the Index stated in U.S. dollars published by the index sponsors or any successor and displayed on Bloomberg Screen page DJUBGRTR <INDEX> on the Final Valuation Date.
TBill Amount:
A rate determined as follows for all Commodity Business Days d from and excluding the Initial Valuation Date to and including the Final Valuation Date:
“c” means, with respect to a Commodity Business Day d, the number of calendar days from (but excluding) the prior Commodity Business Day to (and including) such Commodity Business Day d.
“TBill(d-1)” means, with respect to a Commodity Business Day d, the most recent weekly auction high rate for 13-week U.S. Treasury Bills, as reported on the website www.treasurydirect.gov/RI/OFBills under the column headed “Discount Rate %” published by the Bureau of Public Debt of the U.S. Treasury, or any successor source, on such Business Day d, provided, that if such auction high rate is published on such Commodity Business Day d, TBill(d-1) shall be the rate published for the most recent previous auction.

Fee:	0.20%
Elapsed Days:	The number of calendar days from and including the Initial Valuation Date to and including the Final Valuation Date.
Coupon:
1 month U.S. dollar LIBOR less 0.18% × A/360 day count (adjusted), accrued from and including each Coupon Payment Date (or the Issue Date, in the case of the first interest period). 1 month U.S. dollar LIBOR rate is set two Business Days prior to Issue Date and reset two Business Days prior to the 13th of each month.
Should the calculated Coupon be less than 0%, then any negative Interest will be carried forward and deducted from the Maturity Redemption Amount.

Coupon Payment Dates:	Monthly on the 13th of each month commencing on April 13, 2014, provided that the final Coupon Payment Date will be the Maturity Date.
Commodity Business Day:	A day, as determined in good faith by the Calculation Agent, on which trading is generally conducted on the Relevant Exchanges for each index contract (as defined below) comprising the Index.
Business Day:	A day on which banks are open for business in New York and London.
Early Note Redemption:
The noteholder, on any Commodity Business Day, may by written notice to the Issuer, require the Issuer to redeem the notes. If the noteholder elects to exercise the redemption option, the noteholder must offer to redeem at least 3,000 notes (US$3,000,000 aggregate stated principal amount) at one time. Notice shall be deemed to be provided on the Commodity Business Day on which it is received by the Issuer, provided that if the notice is received after 10:00 a.m. (New York City time), such notice shall be deemed to have been provided on the immediately following Commodity Business Day (the “Notice Date”).

Citigroup Inc. has filed a registration statement (including a prospectus and prospectus supplement) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus and prospectus supplement in that registration statement (File No. 333-192302) and the other documents Citigroup has filed with the SEC for more complete information about Citigroup and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and prospectus supplement by calling toll-free 1-800-831-9146.

Trigger Event:
If on any Commodity Business Day, the Index Performance on such day is equal to or less than -15%, a Trigger Event will be deemed to have occurred on such Commodity Business Day and the Issuer will redeem the notes in whole at the Trigger Event Redemption Amount determined at the Index close on the Commodity Business Day following the Trigger Event occurring, subject to the Market Disruption Event provision.

Trigger Event Redemption Amount:	The Trigger Event Redemption Amount shall be an amount determined in accordance with the formula set out in the Maturity Redemption Amount.
Calculation Agent:	Citibank, N.A. – Commodity Derivatives Calculations
Form and Denomination:	Registered Medium-Term Notes, Series G in minimum denominations and increments of US $1,000
Clearing and Settlement:	DTC
Listing:	None
CUSIP:	1730T0K81
Underwriting Discount:	0.00%

RISK FACTORS RELATING TO THE NOTES

Because the terms of the notes differ from those of conventional debt securities, an investment in the notes entails significant risks not associated with similar investments in a conventional debt security, including, among other things, fluctuations in the value of the Dow Jones-UBS Grains Sub-Index Total ReturnSM and other events that are difficult to predict and beyond our control. You should read the risk factors below together with the risk factors included in the documents incorporated by reference in the related prospectus, including our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to our business more generally.

You May Receive Less than Your Initial Investment at Maturity or Upon Your Redemption or Our Call of the Notes if the Value of the Index Declines or Does Not Increase Significantly

The amount payable at maturity or upon your exercise of the redemption option or our call of notes, if any, will be based on the performance of the index from the pricing date to the relevant commodity business day and will be determined after deducting (i) the hypothetical interest accrued on the 13-week U.S. Treasury Bills from but excluding the pricing date to and including the relevant commodity business day, (ii) a 0.20% annual fee (which will be magnified by the leverage factor of three times the stated principal amount that is included in the calculation of the supplemental return amount) accrued from and including the pricing date to and including the relevant commodity business day, and (iii) the cumulative negative coupon amounts. As a result, if the value of the index declines, remains the same or does not increase significantly, the amount you receive for each note will be less than the US$1,000 you paid for each note. This will be true even if the value of the index at one or more times during the term of the notes exceeds the value of the index on the pricing date.

The Calculation of the Supplemental Return Amount Will Have the Effect of Reducing Your Return on the Notes

Because the supplemental return amount on the relevant commodity business day will be determined after deducting (i) the hypothetical interest accrued on the 13-week U.S. Treasury Bills from but excluding the pricing date to and including the relevant commodity business day, (ii) a 0.20% annual fee (which will be magnified by the leverage factor of three times the stated principal amount that is included in the calculation of the supplemental return amount) accrued from and including the pricing date to and including the relevant commodity business day, and (iii) the cumulative negative coupon amounts, the value of the index must significantly increase for the amount payable at maturity or upon your redemption or our call of the notes to be greater than your initial investment in the notes.

Leverage Increases the Sensitivity of Your Notes to Changes in the Value of the Index

Because the supplemental return amount includes a leverage factor of three times the stated principal amount of the notes, changes in the value of the index will have a greater impact on the amount payable at maturity, your redemption, or our call than on a payout on securities that are not so leveraged. In particular, any decrease in the value of the index would result in a significantly greater

Citigroup Inc. has filed a registration statement (including a prospectus and prospectus supplement) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus and prospectus supplement in that registration statement (File No. 333-192302) and the other documents Citigroup has filed with the SEC for more complete information about Citigroup and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and prospectus supplement by calling toll-free 1-800-831-9146.

decrease in the supplemental return amount and you would suffer losses on your investment in the notes substantially greater than you would if the supplemental return amount did not contain a leverage component.

The Redemption Option Must be for at Least 3,000 Notes Per Holder

If you elect to exercise your redemption option, you must offer to redeem at least 3,000 notes (US$3,000,000 aggregate stated principal amount) at one time. To redeem your notes on any commodity business day, you must instruct your broker to take the following steps through normal clearing system channels: (1) fill out an official notice of redemption; (2) deliver your official notice of redemption to us (which must be acknowledged by us) on any day during the term of the notes; and (3) transfer your book-entry interest in the notes to the trustee on our behalf on the fifth business day following the day on which your redemption is effective. If we receive your official notice of redemption at or before 10:00 a.m. (New York City time) on any commodity business day, your redemption will be effective on that commodity business day. If we receive your official notice of redemption on a day that is not a commodity business day or after 10:00 a.m. (New York City time) on any commodity business day, your redemption will be effective on the first commodity business day following that day.

The Notes Are Subject to the Credit Risk of Citigroup Inc., and Any Actual or Anticipated Changes to its Credit Ratings and Credit Spreads May Adversely Affect the Value of the Notes

You are subject to the credit risk of Citigroup Inc. If we default on our obligations under the notes, your investment would be at risk and you could lose some or all of your investment.

Suspension or Disruption of Futures Trading May Adversely Affect the Value of the Notes.

The futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the cessation of trading in futures contracts, the participation of speculators and government and futures exchange regulation and intervention, any of which could reduce the value of the notes. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuations in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuations” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once a limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These distortions or disruptions may affect one or more components of the index or the value of the index itself.

The Historical Performance of the Index Is Not an Indication of the Future Performance of the Index

The historical performance of the index should not be taken as an indication of the future performance of the index during the term of the notes. Changes in value of the index will affect the value of the notes, but it is impossible to predict whether the value of the index will fall or rise.

The Notes Have a Mandatory Call Feature, Which Increases the Likelihood of Loss on Your Investment

We will call the notes on any commodity business day on which the closing value of the index is less than or equal to 85% of the initial index value in exchange for (i) the stated principal amount of the notes you then hold, plus (ii) the supplemental return amount as determined on the commodity business day following that commodity business day. Therefore, upon our call of the notes, the likelihood of loss on your investment in the notes would be greater because the closing value of the index on the relevant commodity business day is very likely to be significantly lower than the initial index value.

The Yield on the Notes May Be Lower Than the Yield on a Standard Debt Security of Comparable Maturity

You will receive a coupon at a floating rate equal to one-month U.S. dollar LIBOR minus 0.18%. As a result, the effective yield on the notes may be less than that which would be payable on a conventional fixed-rate, non-callable debt security of Citigroup Inc. of comparable maturity.

Citigroup Inc. has filed a registration statement (including a prospectus and prospectus supplement) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus and prospectus supplement in that registration statement (File No. 333-192302) and the other documents Citigroup has filed with the SEC for more complete information about Citigroup and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and prospectus supplement by calling toll-free 1-800-831-9146.

Higher Future Prices of the Futures Contracts Underlying the Index Relative to Their Current Prices May Decrease Your Return on the Notes

Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity. As the futures contracts underlying the index approach expiration, they are replaced by futures contracts that have a later expiration. Thus, for example, a futures contract purchased and held in April may specify May expiration. As time passes, the contract expiring in May is replaced by a contract for delivery in July.  This process is referred to as “rolling.” If the market for these contracts is (putting aside other considerations) in “backwardation,” where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the May contract would take place at a price that is higher than the price of the July contract, thereby creating a “roll yield,” without necessarily being indicative of the performance of the contracts. While many of the contracts included in the index have at times exhibited periods of backwardation, backwardation will most likely not exist. Moreover, many of the commodities included in the index have historically traded in markets in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months, which is a market condition called “contango.” The presence of contango in the commodity markets could result in negative “roll yields,” which could adversely affect the value of the index and, accordingly, decrease your return on the notes, if any.

The Prices of the Grains Commodity Futures Contracts Are Highly Volatile and Affected by Many Complex Factors

The market prices of the underlying grains commodity futures contracts are volatile and may fluctuate rapidly based on numerous factors. These include, among other things, changes in supply and demand relationships; weather; climatic events; the occurrence of natural disasters; agricultural, trade, fiscal, monetary and exchange control programs; domestic and foreign political and economic events and policies; disease; pestilence; technological developments; changes in interest rates; and trading activities in commodities and related contracts. This may in turn result in volatile changes in the index and thus, the supplemental return amount and the value of the notes.

Changes in the Composition and Valuation of the Dow Jones-UBS Grains Sub-Index Total ReturnSM May Adversely Affect the Amount You Receive at Maturity and the Value of the Notes

The composition of the index may change over time, as additional commodities satisfy the eligibility criteria or commodities currently included in the index fail to satisfy such criteria. The weighting factors applied to each commodity included in the index may change annually, based on changes in commodity production and volume statistics. In addition, UBS Securities LLC and DJI Opco, LLC, a subsidiary of S&P Dow Jones Indices LLC, may modify the methodology for determining the composition and weighting of the index and for calculating their value in order to assure that the index represents a measure of the performance over time of the markets for the underlying commodities. A number of modifications to the methodology for determining the contracts to be included in the commodity indices, and for valuing the commodity indices, have been made in the past several years and further modifications may be made in the future. Such changes could adversely affect the supplemental return amount and the value of the notes.

The Notes Will Not Be Regulated by the Commodity Futures Trading Commission

Unlike an investment in the notes, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be regulated as a commodity pool and its operator may be required to be registered with and regulated by the Commodity Futures Trading Commission (“CFTC”) as a commodity pool operator. Because the notes are not interests in a commodity pool, they will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a commodity pool operator, and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts or who invest in regulated commodity pools.

One-month U.S. Dollar LIBOR and the Manner in Which It Is Calculated May Change in the Future

The method by which one-month U.S. dollar LIBOR is calculated may change in the future, as a result of governmental actions, actions by the publisher of one-month U.S. dollar LIBOR or otherwise. We cannot predict whether the method by which one-month U.S. dollar LIBOR is calculated will change or what the impact of any such change might be. Any such change could affect the level of one-month U.S. dollar LIBOR in a way that has a significant adverse effect on the notes.

Citigroup Inc. has filed a registration statement (including a prospectus and prospectus supplement) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus and prospectus supplement in that registration statement (File No. 333-192302) and the other documents Citigroup has filed with the SEC for more complete information about Citigroup and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and prospectus supplement by calling toll-free 1-800-831-9146.

Our or Our Affiliates’ Hedging Activity Could Result in a Conflict of Interest

In anticipation of the sale of the notes, one or more of our affiliates has entered into hedge transactions. This hedging activity likely involves trading in the futures contracts or commodities underlying the index or in other instruments based upon the futures contracts or commodities underlying the index. This hedging activity may present a conflict between your interest in the notes and the interests our affiliates have in executing, maintaining and adjusting their hedge transactions because it could affect the price of the futures contracts or commodities underlying the index and therefore the value of the notes.

You Will Not Have Any Rights with Respect to Any Futures Contracts or Commodities Underlying the Index

You will not own or have any beneficial or other legal interest in, and will not be entitled to any rights with respect to, the future contracts or commodities underlying the index. The notes are debt securities issued by Citigroup Inc., not an interest in the futures contracts or commodities underlying the index.

You Will Not Have Any Rights Against the Publishers of the Dow Jones-UBS Grains Sub-Index Total ReturnSM

You will have no rights against the publishers of the index, even though the amount you receive at maturity, redemption or call will depend upon the closing value of the index on the applicable relevant commodity business day. By investing in the notes, you will not own or have any beneficial or other legal interest in, and will not be entitled to any rights with respect to the future contracts or commodities underlying the index, or in other instruments, based upon the future contracts or commodities underlying the index. The publishers of the index are not in any way involved in this offering and have no obligations relating to the notes or the holders of the notes. The notes are debt securities issued by Citigroup Inc., not an interest in the futures contracts or commodities underlying the index or in other instruments, based upon the futures contracts or commodities underlying the index.

The Calculation Agent, Which is an Affiliate of the Issuer, Will Make Determinations With Respect to the Notes

Citibank, N.A. – Commodity Derivatives Calculations, which is acting as the calculation agent for the notes, is an affiliate of ours. As calculation agent, Citibank, N.A. will make certain determinations with respect to the Notes. Any of these determinations made by Citibank, N.A., in its capacity as calculation agent, including with respect to the calculation of the index level in the event of its unavailability, may adversely affect any payments to you.

MARKET DISRUPTION EVENTS AND DISRUPTION FALLBACKS

If a Market Disruption Event relating to or one or more of the commodities contracts underlying the Index or any Successor Index (each an “index contract”) is in effect on the scheduled Final Valuation Date, the Calculation Agent will calculate the closing Index value in good faith in accordance with the formula for and method of calculating the Index last in effect prior to commencement of the Market Disruption Event, using:

•
for each index contract that did not suffer a Market Disruption Event on the scheduled Final Valuation Date, the settlement price on the applicable Relevant Exchange of such index contract on the scheduled Final Valuation Date, and

•
for each index contract that did suffer a Market Disruption Event on the scheduled Final Valuation Date, the settlement price of such index contract on the applicable Relevant Exchange on the immediately succeeding trading day on which no Market Disruption Event occurs or is continuing with respect to such index contract (which trading day shall be deemed the Final Valuation Date for such index contract);

provided however that if a Market Disruption Event has occurred or is continuing with respect to such index contract on each scheduled trading day from and including the scheduled Final Valuation Date to and including the earlier of the fifth scheduled trading day following the scheduled Final Valuation Date and the business day immediately preceding April 13, 2015, then (a) such day shall be deemed the Final Valuation Date for such index contract and (b) the Calculation Agent will determine the price for such index contract on such day acting in a good faith and commercially reasonable manner, taking into account the latest available quotation for the settlement price of such index contract and any other information that in good faith it deems relevant.

A “Market Disruption Event” means any of the following events, as determined in good faith by the Calculation Agent:

Citigroup Inc. has filed a registration statement (including a prospectus and prospectus supplement) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus and prospectus supplement in that registration statement (File No. 333-192302) and the other documents Citigroup has filed with the SEC for more complete information about Citigroup and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and prospectus supplement by calling toll-free 1-800-831-9146.

(A)	the termination or suspension of, or material limitation or disruption in the trading on a Relevant Exchange of an index contract;

(B)	the settlement price on a Relevant Exchange of an index contract has increased or decreased by an amount equal to the maximum permitted price change from the previous day’s settlement price; or

(C)	the settlement price of an index contract is not published by the Relevant Exchange.

Notwithstanding the foregoing, the following events will not constitute Market Disruption Events:

(1)	a limitation on the hours in a trading day and/or number of days of trading, if it results from an announced change in the regular business hours of the Relevant Exchange; or

(2)	a decision to permanently discontinue trading in an index contract or options or futures contracts relating to the Index or any commodity underlying the Index.

For purposes of the above, (a) “Relevant Exchange” means any organized exchange or market of trading for any futures contract (or any combination thereof) then included in the Index or any Successor Index; and (b) “trading day” means a day, as determined in good faith by the Calculation Agent, on which trading is generally conducted on the Relevant Exchange applicable to the affected index contract.

Discontinuance of the Index

If the index sponsors discontinue publication of the Dow Jones-UBS Grains Sub-Index Total ReturnSM, and if the index sponsors or another entity publish a successor or substitute index that the Calculation Agent determines, in good faith, to be comparable to the relevant index, then the value of the relevant index will be determined by reference to the value of that index, which we refer to as a “successor index.”

Upon any selection by the Calculation Agent of a successor index, the Calculation Agent will cause notice to be furnished to the registered holders of the Notes. If the index sponsors discontinue the publication of the Dow Jones-UBS Grains Sub-Index Total ReturnSM and a successor index is not selected by the Calculation Agent or is no longer published on any date of determination of the value of the Dow Jones-UBS Grains Sub-Index Total ReturnSM, the value to be substituted for the Dow Jones-UBS Grains Sub-Index Total ReturnSM for that date will be a value computed by the Calculation Agent for that date in accordance with the procedures last used to calculate the relevant index prior to any such discontinuance.

If the index sponsors discontinue publication of the Dow Jones-UBS Grains Sub-Index Total ReturnSM prior to the determination of the Supplemental Return Amount and the Calculation Agent determines that no successor index is available at that time, then on each Commodity Business Day until the earlier to occur of (a) the determination of the Supplemental Return Amount and (b) a determination by the Calculation Agent that a successor index is available, the Calculation Agent will determine the value that is to be used in computing the value of the Dow Jones-UBS Grains Sub-Index Total ReturnSM or the relevant index as described in the preceding paragraph. If a successor index is selected or the Calculation Agent calculates a substitute for the relevant index as described above, the successor index or value will be substituted for the relevant index for all purposes, including for purposes of determining whether a Commodity Business Day or Market Disruption Event occurs. Notwithstanding these alternative arrangements, discontinuance of the publication of the Dow Jones-UBS Grains Sub-Index Total ReturnSM may adversely affect the market value of the Notes. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will be conclusive for all purposes and binding on us, Citigroup Inc. and the beneficial owners of the Notes, absent manifest error.

Alteration of Method of Calculation

If at any time the method of calculating the Dow Jones-UBS Grains Sub-Index Total ReturnSM or a successor index is changed in any material respect, or if the Dow Jones-UBS Grains Sub-Index Total ReturnSM or a successor index is in any other way modified so that the value of the Dow Jones-UBS Grains Sub-Index Total ReturnSM or a successor index does not, in the opinion of the Calculation Agent, fairly represent the value of that index had the changes or modifications not been made, then, from and after that time, the

Citigroup Inc. has filed a registration statement (including a prospectus and prospectus supplement) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus and prospectus supplement in that registration statement (File No. 333-192302) and the other documents Citigroup has filed with the SEC for more complete information about Citigroup and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and prospectus supplement by calling toll-free 1-800-831-9146.

Calculation Agent will, at the close of business in New York, New York, make those adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of an index comparable to the Dow Jones-UBS Grains Sub-Index Total ReturnSM or the successor index as if the changes or modifications had not been made, and calculate the value of the index with reference to the Dow Jones-UBS Grains Sub-Index Total ReturnSM or the successor index. Accordingly, if the method of calculating the Dow Jones-UBS Grains Sub-Index Total ReturnSM or the successor index is so modified that the value of the Dow Jones-UBS Grains Sub-Index Total ReturnSM or the successor index is a fraction or a multiple of what it would have been if it had not been modified, then the Calculation Agent will adjust that index in order to arrive at a value of the index as if it had not been modified.

Citigroup Inc. has filed a registration statement (including a prospectus and prospectus supplement) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus and prospectus supplement in that registration statement (File No. 333-192302) and the other documents Citigroup has filed with the SEC for more complete information about Citigroup and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and prospectus supplement by calling toll-free 1-800-831-9146.